EXHIBIT 5.01

                              August 9, 1999

Hologic, Inc.
35 Crosby Drive
Bedford, MA 01730

Attn:     S. David Ellenbogen, Chief Executive Officer

     RE:  Registration Statement on Form S-3 filed on August 5, 1999
     ---------------------------------------------------------------
Ladies and Gentlemen:

     We have acted as counsel to Hologic, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 1,857,142 shares of common stock, $.01 par value (the "Shares") and 1,857,142 Rights, as defined below. The Rights are issuable pursuant to that certain Rights Agreement, dated as of April 22, 1992 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

     (i) the Certificate of Incorporation of the Company incorporated by reference as Exhibit 3.01 to the Registration Statement;
     (ii)  the By-laws of the Company incorporated by reference as
           Exhibit 3.02 to the Registration Statement;
     (iii) the corporate minute books and other records of the Company;
     (iv) the Securities Purchase Agreement dated April 28, 1999, as amended on June 3, 1999 by and among the Company, Sterling Diagnostic Imaging, Inc. and SDI Investments, L.L.C.;
     (v) the Contract of Sale dated April 28, 1999, as amended on June 3, 1999 by and among the Company and Glasgow Land Company, L.L.C.;
     (vi)  the Rights Agreement;
     (vii) a letter dated August 4, 1999 from American Stock
           Transfer & Trust Company, the Company's transfer agent, as to the number of issued and outstanding shares of the Company as of a recent date; and
    (viii) the Registration Statement.

      We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

       We   have   not  made  any  independent  review   or
investigation   of  orders,  judgments,  rules   or   other
regulations or decrees by which the Company or any  of  its
property  may  be  bound, nor have we made any  independent
investigation  as  to  the  existence  of  actions,  suits,
investigations   or  proceedings,  if   any,   pending   or
threatened against the Company.

      The  opinions expressed herein are based solely  upon
(i)  our review of the Documents, (ii) discussions with  S.
David  Ellenbogen,  the Chairman of  the  Board  and  Chief
Executive  Officer of the Company and Glenn  P.  Muir,  the
Company's Vice President of Finance and Treasurer, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and
(iv) such review of published sources of law as we have deemed necessary.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions.

     We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 and 2 below, and our express opinions therein contained shall not be interpreted to be an implied opinion upon any other matter.

     Our opinions contained herein are limited to the Delaware General Corporation Law and the Federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

     2. The Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said
Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                         Very truly yours,

                         BROWN, RUDNICK, FREED & GESMER

                         By: BROWN, RUDNICK, FREED & GESMER, P.C., a Partner

                         By: /s/   Philip  J.   Flink
                             --------------------------
                             Philip J. Flink, A Member
                              Duly Authorized



                         SCHEDULE A

               BROWN, RUDNICK, FREED & GESMER
                    STANDARD ASSUMPTIONS


       In   rendering   legal  opinions   in   third   party
transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

           1.                      Each   natural   person
           executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the transactions contemplated thereby.

           2.                        The    Company    holds
           requisite  title  and  rights  to  any   property
           involved in the transactions described in the Documents and purported to be owned by it.

           3. Each person other than the Company has all requisite power and authority and has taken all necessary corporate or other action to enter into those Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

           4. Each person other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Company.

           5.                     Each Document is accurate,
           complete   and   authentic,  each   original   is
           authentic, each copy conforms to an authentic original and all signatures are genuine.

           6.                        All   official   public
           records   are  accurate,  complete  and  properly
           indexed and filed.

           7.                      There  has not  been  any
           mutual   mistake  of  fact  or  misunderstanding,
           fraud, duress, or undue influence by or among any of the parties to the Documents.

           8. The conduct of the parties to the transactions described in the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

           9. Each person other than the Company has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions described in the Documents.

           10. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.

           11. The Company will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name the Company and are specifically directed to it or its property.

           12. The Company will obtain all permits and governmental approvals not required at the time of the closing of the transactions contemplated by the Documents but which are subsequently required, and will take all actions similarly required, relevant to subsequent consummation of the transactions contemplated by the Documents or performance of the Documents.

             13. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.